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                                                                    EXHIBIT 4.04

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

                            JAREVA TECHNOLOGIES, INC.

                             STOCK OPTION AGREEMENT

1. NOTICE OF STOCK OPTION GRANT. You, the Optionee named below, have been granted an Option to purchase Common Stock ("COMMON STOCK") of Jareva Technologies, Inc., a Delaware corporation (the "COMPANY"), subject to the terms and conditions of this agreement, including Section 2, "Terms and Conditions", following the signature page (the "STOCK OPTION AGREEMENT"). This Stock Option Agreement sets forth the basic terms of your Option and your rights with respect to the shares of Common Stock subject to the Option (the "SHARES").

         1.1      DATE OF GRANT. JANUARY __, 2003

         1.2      OPTIONEE'S NAME. ____________

         1.3      OPTIONEE'S SOCIAL SECURITY NUMBER. __________

         1.4      TYPE OF OPTION. NONSTATUTORY STOCK OPTION

         1.5      NUMBER OF SHARES SUBJECT TO OPTION. ____________

         1.6      PURCHASE PRICE PER SHARE. ___________

         1.7 TIME OF EXERCISE. Anytime during Term of Option (see Section 2.2) and after Date of Grant, subject to Section 2.1(iii).

         1.8 VESTING. Subject to Section 2.1(iii), the Option shall be fully vested as of the Date of Grant and shall become exercisable in accordance with Section 2.1(iii).

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BY SIGNING BELOW, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS OF THIS STOCK
OPTION AGREEMENT, INCLUDING THE ATTACHED TERMS AND CONDITIONS.

Dated: January __, 2003

                                    OPTIONEE:

                                    ____________________________________________
                                    Ravi Thomas

                                    COMPANY:

                                    JAREVA TECHNOLOGIES, INC.

                                    ____________________________________________

                                    By:  Jagadish Bandhole

                                    Its: CEO

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2.       TERMS AND CONDITIONS.

         2.1      CONDITIONS TO OPTION.

                  (i) MERGER. The grant of your Option is subject to the closing of the merger (the "MERGER") of Jaguar Acquisition Corp., a Delaware corporation that is a wholly owned subsidiary of Parent ("SUB"), with and into the Company in a reverse triangular merger, with the Company to be the surviving corporation (the "SURVIVING CORPORATION") of the Merger and to become a wholly owned subsidiary of VERITAS Operating Corporation, a Delaware corporation ("PARENT"), as a result of the Merger pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated as of December 19, 2002 (the "MERGER AGREEMENT"), by and among VERITAS Software Corporation, a Delaware corporation and the parent corporation of Parent ("VERITAS"), Parent, Company and Sub. This Option will be null and void if the Merger does not close on or before January 31, 2003. Upon the effective time of the Merger (as defined in the Merger Agreement) (the "EFFECTIVE TIME"), this Option will be assumed by VERITAS (which will be substituted for the Company hereunder) and converted into an option to purchase shares of VERITAS Common Stock as determined in accordance with the applicable provisions of the Merger Agreement. All of the terms of the Option will otherwise be unchanged by the assumption and conversion and will continue in effect after the Effective Time.

                  (ii) STOCKHOLDER APPROVAL. The grant of your Option shall also be subject to and conditioned on approval of the stockholders of the Company prior to the Effective Time if necessary to avoid the treatment of the Option as a parachute payment under federal income tax laws.

                  (iii) RELEASE. The grant of this Option is subject to your execution and delivery of a general release of claims, in form and substance reasonably acceptable to VERITAS, which release has become effective and irrevocable. Notwithstanding any provisions of this Stock Option Agreement or the Merger Agreement to the contrary, you will not be entitled to exercise this Option, and the shares subject to this Option will not become vested, unless and until such release becomes effective and irrevocable.

         2.2 TERM OF OPTION. Your Option will expire on the later of the date that is (i) thirty (30) days following receipt by you or Mary White of a notification (the "Notification") in the manner specified below that VERITAS has filed the Form S-8 (as defined in the Merger Agreement) with the Securities and Exchange Commission, and the Form S-8 has been declared effective, and (ii) three (3) months from the Effective Time. The Notification shall be considered received if delivered via Federal Express, marked to require a recipient's signature, to either you and/or Mary White as follows:

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         if to you, at:               [Intentionally omitted]

         and if to Mary White, at:    c/o Law Offices of Pilibos White & Pilibos
                                      2882 Sand Hill Road, Suite 121
                                      Menlo Park, CA 94025
                                      Attn. Ms. Mary White
                                      Telephone: (650) 854-7950

         and receipt of such Notification shall have been acknowledged by signature to Federal Express by or on behalf of either or both of you and Mary White.

         2.3      EXERCISE OF OPTION.

                  (i) LEGALITY OF INITIAL ISSUANCE. No Shares shall be issued upon the exercise of this Option unless and until the Company has determined that:

                      (a) Any actions required to register the Shares under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), or to perfect an exemption from the registration requirements thereof have been taken;

                      (b) Any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and

                      (c) Any other applicable provision of U.S. federal or state has been satisfied;

              provided, however, that following the Effective Time of the Merger, VERITAS shall use its diligent good faith efforts to cause the Shares subject to the Option upon its conversion and assumption by VERITAS to be registered on a registration statement on Form S-8 (or successor form) promulgated by the Securities and Exchange Commission under the Securities Act, as soon as practicable after the Effective Time (after taking into account VERITAS' proposed restatement of certain of its financial statements after the Effective Time and the impact of such restatement on VERITAS' ability to file and have declared effective registration statements under the Securities Act) and will exercise its commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as this Option remains outstanding and will reserve a sufficient number of Shares for issuance upon exercise of this Option.

                  (ii) METHOD OF EXERCISE. To exercise your Option, you must give written notice to the Company pursuant to Section 2.13. The notice shall specify the election to exercise this Option, the number of shares for which it is being exercised, and the form of payment. The person exercising the Option shall sign the notice. If someone else wants to exercise your Option as your representative or after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so. The notice of exercise

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         must be accompanied by payment in a form permissible under Section
         2.3(iii) for the full amount of the Purchase Price.

                  (iii) FORM OF PAYMENT. Payment of the aggregate Purchase Price for the Shares you are purchasing upon exercise of the Option may be made in one (or in a combination) of the following forms:

                      (a) Your personal check, a cashier's check or a money order.

                      (b) Shares of Common Stock which you have owned for six months and which are surrendered to the Company or the ownership of which is attested to by you. The value of such Common Stock, determined as of the effective date of the Option exercise, will be applied to the Purchase Price.

                      (c) To the extent that a public market for the Shares subject to the Option exists as determined by the Company, by delivery (on a form approved by VERITAS) of either an irrevocable direction to a securities broker to sell the Common Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Purchase Price, or an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or art of the loan proceeds to the Company in payment of the aggregate Purchase Price, in each case to the extent consistent with applicable law.

                      (d) Any other form of legal consideration approved by the Board.

                  (iv) WITHHOLDING TAXES. You will not be allowed to exercise your Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the exercise of the Option or the sale of Shares acquired upon exercise of your Option. You may satisfy all or part of the withholding tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued or by surrendering all or a portion of any shares of Common Stock previously acquired. Shares of Common Stock that are withheld or surrendered pursuant hereto shall be valued at their fair market value on the date when taxes otherwise would be withheld in cash. In no event may you have Shares withheld that would otherwise be issued to you in excess of the number necessary to satisfy the legally required minimum tax withholding.

         2.4 REPRESENTATIONS OF HOLDER. You hereby represent and warrant to the Company as follows:

                  (i) By acceptance hereof, you acknowledge that this Option and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for your own account and not as a nominee for any other party, and for investment, and that you will not offer, sell or otherwise dispose of this Option or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws.

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                  (ii)     You have a preexisting business relationship with the
         Company and are familiar with the business, properties, prospects and financial condition of the Company.

                  (iii) You are experienced in evaluating and investing in securities of companies in the development stage and acknowledge that you are able to fend for yourself, can bear the economic risk of this investment, and have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of the investment in the Common Stock.

                  (iv) You understand that the Common Stock issuable upon exercise of the Option may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Common Stock or an available exemption from registration under the Securities Act, the Common Stock must be held indefinitely.

                  (v) If applicable, all shares of Common Stock issued upon exercise hereof may be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, OR SOME EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR LAWS, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

         2.5 NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Option, but shall either be paid in cash at the fair market value thereof or shall be rounded down to the nearest Share, as determined by the Board.

         2.6 TRANSFER OF OPTION. Prior to your death, only you may exercise your Option. You have no right to transfer or assign your Option. For instance, you may not sell your Option or use it as security for a loan. If you attempt to do any of these things, your Option will immediately become invalid. You may, however, dispose of your Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in your Option in any other way.

         2.7 NO RETENTION RIGHTS. Your Option does not give you the right to be retained by the Company (or any subsidiary) in any capacity.

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         2.8      STOCKHOLDER RIGHTS. You, or your estate or heirs, have no
rights as a stockholder of the Company with respect to the Shares until you become entitled to receive the Shares by delivering to the Company an option exercise notice and paying the Purchase Price.

         2.9      ADJUSTMENTS UPON CHANGES IN COMMON STOCK.

                  (i) GENERAL. In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in Common Stock, a combination or consolidation of the outstanding Common Stock into a lesser number of shares, a recapitalization, a reclassification of the outstanding Common Stock or such other event as the Board may determine necessitates an adjustment be made, the number of Shares of Common Stock covered by the Option and the Purchase Price of each Share subject to the Option shall be proportionately adjusted, subject to any required action by the Board, or the stockholders and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be paid in cash at the fair market value thereof or shall be rounded down to the nearest Share, as determined by the Board; and provided, further, that the Purchase Price of the Option may not be decreased to below the par value of the Shares.

                  (ii) MERGER, CONSOLIDATION OR OTHER REORGANIZATION. If the Company is a party to a merger, consolidation or other corporate reorganization (other than the Merger), the Option shall be subject to the terms and conditions of the merger, consolidation or reorganization agreement.

                  (iii) RESERVATION OF RIGHTS. Except as set forth in this Stock Option Agreement, you shall have no rights by reason of (a) any subdivision or consolidation of shares of Company stock of any class,
         (b) the payment of any dividend by the Company, or (c) any other increase or decrease in the number of shares of Company stock of any class. Except as set forth in this Stock Option Agreement, any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to the Option or the Purchase Price under the Option. The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or reorganize or to dissolve or liquidate or sell, transfer or otherwise dispose of all or any part of its business, assets or securities.

         2.10 APPLICABLE LAW. This Stock Option Agreement will be interpreted and enforced under the laws of the State of California.

         2.11 INTEGRATION. This Stock Option Agreement and the Merger Agreement constitute the entire understanding between you and the Company regarding your Option. Any other agreements, commitments or negotiations concerning your Option are superseded.

         2.12 NOTICE. Any notice required by the terms of the Stock Option Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Services, by registered or certified mail, with postage and fees prepaid, or

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(iii) deposit with Federal Express Corporation, with shipping charges prepaid.
Notice shall be addressed to the Company at its principal executive offices and to you at the address that you have most recently provided to the Company in accordance with this Section 2.12.

BY SIGNING THIS STOCK OPTION AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE.